UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report:  December 18, 2014

(Date of earliest event reported)

MRI Interventions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54575	58-2394628
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation or organization)	Number)	Identification No.)

One Commerce Square, Suite 2550
Memphis, Tennessee	38103
(Address of principal executive offices)	(Zip Code)

(901) 522-9300

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 18, 2014, MRI Interventions, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (collectively, the “Investors”) for the private placement of the Company’s common stock and warrants to purchase shares of the Company’s common stock, at a purchase price of $0.6435 per unit, with each unit consisting of (i) one share of the Company’s common stock, and (ii) a warrant (“Investor Warrant”) to purchase 0.4 share of common stock (the “Financing Transaction”). The sale of securities under the Purchase Agreement is subject to certain customary closing conditions, and the Company anticipates that the Financing Transaction will close on or before December 24, 2014.

At the closing of the Financing Transaction, the Company will sell an aggregate of approximately 15.8 million shares of common stock, together with Investor Warrants to purchase up to approximately 6.3 million shares of common stock, for aggregate gross proceeds of approximately $10.2 million. Brookline Group, LLC (“Brookline”) served as lead placement agent for the Financing Transaction. Brookline and any additional broker-dealer it engaged as a sub-placement agent are collectively referred to as the “Placement Agents.” For services rendered, the Placement Agents will earn both cash commissions and warrants to purchase shares of the Company’s common stock (“Placement Agent Warrants”) upon the closing of the Financing Transaction.

In connection with the closing of the Financing Transaction, the Company will also enter into a Registration Rights Agreement with the Investors (the “Registration Rights Agreement”), pursuant to which the Company will agree to file a registration statement with the Securities and Exchange Commission (“SEC”) covering the resale of the shares of common stock issued to the Investors under the Purchase Agreement and the shares of common stock that are issuable upon exercise of the Investor Warrants and the Placement Agent Warrants.

The following is a brief summary of the Purchase Agreement, the Registration Rights Agreement and the Investor Warrants, which are qualified in their entirety by reference to the full text of such documents.

Purchase Agreement

The Purchase Agreement contains representations and warranties by the Company and the Investors and covenants of the Company and the Investors (including indemnification from the Company in the event of breaches of its representations and warranties), which the Company believes are customary for transactions of this type.

Registration Rights Agreement

Pursuant to the Registration Rights Agreement, the Company will be required to prepare and file a registration statement (the “Registration Statement”) with the SEC under the Securities Act of 1933 covering the resale of the shares of common stock to be issued to the Investors under the Purchase Agreement and the shares of common stock underlying the Investor Warrants and the Placement Agent Warrants. The Company will be required to file such Registration Statement within 30 calendar days following the closing date of the Financing Transaction (the “Filing Deadline”). The Company will be required to use its best efforts to have the Registration Statement declared effective as soon as practicable. Pursuant to the Registration Rights Agreement, if (i) the Registration Statement is not filed with the SEC on or prior to the Filing Deadline, (ii) the Registration Statement is not declared effective by the SEC on or prior to the 75th day after the closing date of Financing Transaction (or the 120th day after the closing date of Financing Transaction if the SEC determines to review the Registration Statement), or (iii) the Company fails to continuously maintain the effectiveness of the Registration Statement (with certain permitted exceptions), the Company will incur certain liquidated damages to the Investors. The Registration Rights Agreement also contains mutual indemnifications by the Company and each Investor which the Company believes are customary for transactions of this type.

Warrants

The Investor Warrants will be exercisable, in full or in part, at any time prior to the fifth anniversary of their issuance, at an exercise price of $0.858 per share. The Investor Warrants will also provide for certain adjustments that may be made to the exercise price and the number of shares issuable upon exercise due to future corporate events or otherwise. In the case of certain fundamental transactions affecting the Company, the holders of the Investor Warrants, upon exercise of the Investor Warrants after such fundamental transaction, will have the right to receive, in lieu of shares of the Company’s common stock, the same amount and kind of securities, cash or property such holder would have been entitled to receive upon the occurrence of the fundamental transaction had the Investor Warrant been exercised immediately prior to such fundamental transaction. The Investor Warrants contain a “cashless exercise” feature that allows the holders to exercise the warrants without a cash payment to the Company upon the terms set forth in the Investor Warrants. The Investor Warrants also contain a provision permitting the Company to redeem the warrants, to the extent then outstanding as of the redemption date, in the event the closing sale price of the Company’s common stock equals or exceeds twice the exercise price of the Investor Warrants for each of the 20 consecutive trading days immediately prior to the date the Company gives its notice of redemption.

The Placement Agent Warrants will have the same terms and conditions as the Investor Warrants, except that the Placement Agent Warrants will not contain a provision permitting the Company’s redemption of the warrants.

The foregoing description of the terms and conditions of the Purchase Agreement, the Registration Rights Agreement and the Investor Warrants is only a summary and is qualified in its entirety by the full text of the Purchase Agreement, the Registration Rights Agreement and the Investor Warrants, forms of which are filed as Exhibits 10.1, 10.2 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above regarding the Financing Transaction is incorporated herein by reference.

In the Financing Transaction, the Company offered and will sell its securities to “accredited investors” (as defined by Rule 501 under the Securities Act) in reliance upon exemptions from registration under the Securities Act afforded by Section 4(a)(2) of the Securities Act and Rule 506 thereunder and corresponding provisions of state securities laws. The Purchase Agreement contains representations to support the Company’s reasonable belief that the Investors had access to information concerning the Company’s operations and financial condition, the Investors did not acquire the securities with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration, and that the Investors are accredited investors. The Company relied upon the representations made by the Investors pursuant to the Purchase Agreement in determining that such exemptions were available.

Item 7.01.	Regulation FD Disclosure.

On December 19, 2014, the Company issued a press release announcing the pricing of the Financing Transaction. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

See Exhibit Index immediately following signature page.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements based upon the Company’s current expectations. Forward-looking statements include, without limitation, all statements relating to the anticipated closing of, and the amount of anticipated proceeds from, the Financing Transaction. Forward-looking statements are subject to risks and uncertainties, and the Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of such risks and uncertainties, which include, without limitation, risks and uncertainties associated with market conditions and the satisfaction of closing conditions related to the Financing Transaction. There can be no assurance that the Company will be able to complete the Financing Transaction on the terms described herein or in a timely manner, if at all. You should not place undue reliance on forward-looking statements, which apply only as of the date of this Current Report on Form 8-K. The Company’s Quarterly Report on Form 10-Q filed with the SEC on November 14, 2014 contains under the heading “Risk Factors” a comprehensive description of risks to which the Company is subject. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MRI Interventions, Inc.

By:	/s/ Oscar Thomas
Oscar Thomas
Vice President, Business Affairs

Date:	December 19, 2014

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Investor Warrant
10.1	Form of Securities Purchase Agreement by and between the Company and the Investors
10.2	Form of Registration Rights Agreement by and between the Company and the Investors
99.1	Press Release dated December 19, 2014